EXHIBIT 23.1

Your Vision Our Focus

Consent of Independent Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Viking Energy Group, Inc. (the “Registration Statement”) of our report dated April 19, 2022, relating to the financial statements of Viking Energy Group, Inc. as of and for the years ended December 31, 2021 and 2020. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

September 8, 2022

Turner, Stone & Company, L.L.P.

Accountants and Consultants

12700 Park Central Drive, Suite 1400

Dallas, Texas 75251

Telephone: 972-239-1660 ⁄ Facsimile: 972-239-1665

Toll Free: 877-853-4195

Web site: turnerstone.com

INTERNATIONAL ASSOCIATION OF ACCOUNTANTS AND AUDITORS